UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 22, 2017

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 22, 2017,  Amphenol Corporation (“Amphenol”, or the “Company”) issued a press release, recommending stockholders to reject the unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 2 million shares of Amphenol’s common stock at a price of $68.25 per share in cash.  The offering price is 4.33% below the closing price per share of Amphenol’s common stock on March 17, 2017, the last trading day before the offer was commenced.

Amphenol wishes to inform its stockholders that it does not endorse TRC Capital’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares.  Stockholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on April 19, 2017, in accordance with TRC Capital’s offering documents.  Amphenol is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1     Press Release dated March  22, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Vice President,
Secretary and General Counsel

Date: March 22, 2017